Exhibit 24

POWER OF ATTORNEY

The undersigned directors of The Bank of Kentucky Financial Corporation hereby authorize and appoint Robert W. Zapp, President and CEO and Martin J. Gerrety, Executive Vice President and CFO, and each of them individually, without need to act jointly, as our agents, as attorneys-in-fact, with full power to act for us and all of us, for the purpose of subscribing our names to the Form 10-K thereof to be filed with the Securities and Exchange Commission, and for the purpose of making any changes or amendments necessary or desirable to such documents and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present:

Signed and dated this 17th day of February 2006.

/s/ Charles M. Berger	/s/ Rodney S. Cain
Charles M. Berger	Rodney S. Cain

/s/ R.C. Durr
Ruth Seligman-Doering	R.C. Durr

/s/ Harry J. Humpert	/s/ David F. Meyer
Harry J. Humpert	David F. Meyer

/s/ John F. Miracle	/s/ Mary Sue Rudicill
John F. Miracle, M. D.	Mary Sue Rudicill

/s/ John P. Williams, Jr.	/s/ Herbert H. Works
John P. Williams, Jr.	Herbert H. Works

/s/ Robert W. Zapp
Robert W. Zapp